UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019 (September 19, 2019)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Indenture

On September 19, 2019, Ryman Hospitality Properties, Inc., a Delaware corporation (the “Company”), its subsidiaries RHP Hotel Properties, LP, a Delaware limited partnership (the “Operating Partnership”), and RHP Finance Corporation (together with the Operating Partnership, the “Issuers”), and certain other of its subsidiaries named as guarantors (each such subsidiary and the Company individually, a “Guarantor” and collectively, the “Guarantors”) entered into an indenture with U.S. Bank National Association, as trustee, (the “Indenture”) pursuant to which the Issuers issued $500 million aggregate principal amount of 4.750% Senior Notes due 2027 (the “Notes”), which are guaranteed by the Guarantors (the “Guarantees”).

The Notes are general unsecured senior obligations of the Issuers, ranking equal in right of payment with existing and future senior unsecured indebtedness, including $350 million in aggregate principal amount of the Issuers’ 5.00% senior unsecured notes due 2021, $400 million in aggregate principal amount of the Issuers’ 5.00% senior unsecured notes due 2023, and senior in right of payment to any future subordinated indebtedness. The Notes will be effectively junior to any of the Issuers’ secured indebtedness to the extent of the value of the assets securing such indebtedness, including the Company’s existing credit facility, and structurally subordinated to all indebtedness and other obligations of the Operating Partnership’s subsidiaries that do not guarantee the Notes. The Guarantees rank equally in right of payment with the applicable Guarantor’s existing and future senior unsecured indebtedness and senior in right of payment to any future subordinated indebtedness of such Guarantor. The Notes are effectively junior to any secured indebtedness of any Guarantor to the extent of the value of the assets securing such indebtedness and structurally subordinated to all indebtedness and other obligations of the Operating Partnership’s subsidiaries that do not guarantee the Notes.

Interest on the Notes will be payable on April 15 and October 15 of each year, beginning on April 15, 2020, with the Notes maturing on October 15, 2027. The Issuers may redeem the Notes before October 15, 2022, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, up to, but excluding, the applicable redemption date, plus a make-whole redemption premium. The Notes will be redeemable, in whole or in part, at any time on or after October 15, 2022 at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon to, but not including, the redemption date, if redeemed during the 12-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2022	103.563%
2023	102.375%
2024	101.188%
2025 and thereafter	100.000%

In addition, the Issuers may redeem up to 40% of the Notes at any time prior to October 15, 2022 with the cash proceeds of certain equity offerings at a redemption price equal to 104.750% of the principal amount plus accrued and unpaid interest to, but not including, the redemption date. However, the Issuers may only make such redemptions if at least 60% of the original aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption. In the event of a change of control triggering event (as defined in the Indenture) of the Company or the Issuers, the Issuers will be required to offer to purchase some or all of the Notes at 101% of their principal amount, plus accrued and unpaid interest up to, but not including, the repurchase date.

The terms of the Indenture restrict the ability of the Company and certain of its subsidiaries to borrow money, create liens on assets, make distributions and pay dividends on or redeem or repurchase stock, make certain types of investments, sell stock in certain subsidiaries, enter into agreements that restrict dividends or other payments from subsidiaries, enter into transactions with affiliates, issue guarantees of debt, and sell assets or merge with other companies. These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest or premium; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the failure to pay certain final judgments; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Indenture including the form of Note attached thereto which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Notes and the Guarantees, the Company entered into a registration rights agreement dated September 19, 2019 (the “Registration Rights Agreement”) among the Company, the Issuers, the Guarantors and Deutsche Bank Securities Inc. as representative of the initial purchasers (the “Initial Purchasers”). The terms of the Registration Rights Agreement require the Company, the Issuers and the Guarantors to use commercially reasonable efforts to (i) file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for new notes registered under the Securities Act of 1933, as amended, with terms substantially identical in all material respects to those of the Notes (except that the new notes will not contain terms with respect to transfer restrictions or provide for the payment of additional interest) and consummate such exchange on or before the 365th day after September 19, 2019 and (ii) under certain circumstances, file a shelf registration statement with respect to resales of the Notes.

The Registration Rights Agreement provides that if a “registration default” (as defined in the Registration Rights Agreement) occurs, then additional interest shall accrue on the principal amount of the Notes that are “registrable notes” (as defined in the Registration Rights Agreement) at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.0% per annum).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Certain Relationships

Affiliates of certain of the Initial Purchasers act as lenders and/or agents under the Company’s credit facility and hold the Issuers’ 5.00% senior unsecured notes due 2021 and 5.00% senior unsecured notes due 2023.

ITEM 2.03.             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

To the extent applicable, the information included above in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS.

On September 19, 2019, the Company issued a press release announcing the closing of the Notes offering and expiration and results of the previously announced cash tender offer to purchase any and all of the $350 million aggregate principal amount of the Issuers’ 5.00% senior unsecured notes due 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

4.1	Indenture, dated as of September 19, 2019, among RHP Hotel Properties, LP and RHP Finance Corporation, as the issuers, Ryman Hospitality Properties, Inc., as a guarantor, each of the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 4.750% Senior Note due 2027 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.3	Registration Rights Agreement, dated as of September 19, 2019, among RHP Properties, LP, RHP Finance Corporation, Ryman Hospitality Properties, Inc., each of the guarantors named therein, and Deutsche Bank Securities Inc. as representative of the initial purchasers.

99.1	Press Release of Ryman Hospitality Properties, Inc., dated September 19, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: September 19, 2019	By:	/s/ Scott J. Lynn
		Name:	Scott J. Lynn
		Title:	Executive Vice President, General Counsel and Secretary